Exhibit #10.10

AMENDMENT AND RESTATEMENT

CAMDEN NATIONAL CORPORATION

DIRECTOR DEFERRED COMPENSATION PLAN

THIS Amendment and Restatement, executed the 28th day of November, 2006, by Camden National Corporation, a Maine Corporation, having its principal place of business in Camden, Maine (hereinafter the “Company”).

WITNESSETH:

WHEREAS, the Company has maintained a deferred compensation plan for the benefit of its Directors and for certain Directors of wholly-owned subsidiaries for many years; and

WHEREAS, the Company desires to merge the frozen deferred compensation plan for Directors of Kingfield Savings Bank (“KSB”), which currently has three (3) Participants, with its own Plan, effective as of September 30, 2006;

WHEREAS, the Company desires to bring the merged plans into compliance with Section 409A of the Internal Revenue Code of 1986, as amended, (the “Code”), effective as of January 1, 2005.

NOW, THEREFORE, the Company hereby merges the Kingfield Savings Bank Directors Deferred Compensation Agreement (hereinafter the “KSB Plan”) with its own plan effective September 30, 2006 and adopts this Amended and Restated CAMDEN NATIONAL CORPORATION DIRECTOR DEFERRED COMPENSATION PLAN (hereinafter the “Plan”), effective as of January 1, 2005 (except as otherwise stated below):

1.	MERGER OF PLANS

Effective September 30, 2006, the benefit payment obligations of the prior Company Plan and the Kingfield Savings Bank Directors Deferred Compensation Agreement, which is currently frozen with three (3) continuing Participants, shall be merged. All prior Deferral Elections and account balances shall remain in effect until amended as provided in Sections 4 and 8 below. All prior Participants shall be advised to sign new payment elections prior to December 31, 2006 as provided in Section 8 below; provided, however, that if a Participant fails to sign a new payment election by December 31, 2006, the Default Distribution Schedule specified in Section 8 shall apply to all prior Plan benefits as of January 1, 2007. Notwithstanding any other provision of this merged Plan document, the provisions of Paragraphs V, VII, VIII, IX and X of the KSB Plan (relating to interest credits, distributions and death benefits) shall continue to apply to the three (3) former Participants in the KSB Plan with regard to their Bank director fees, (but not their corporate director fees), but only to the extent that the continuation of such provisions shall be consistent with Code Section 409A and the final regulations thereunder. It is the intent of the Company to maintain the terms of the KSB Plan (for the three former Participants therein) as originally documented with only such exceptions as are required for the Plan to become and remain compliant with Code Section 409A.

2.	COMPLIANCE WITH CODE SECTION 409A

The merged Plan has and shall continue to be operated in good faith compliance with Code Section 409A effective as of January 1, 2005, in accordance with guidance promulgated by IRS Notice 2005-1 and the Proposed Regulations issued under Code Section 409A on September 29, 2005. Upon the issuance and effective date of final Treasury Regulations under Code 409A, the Plan shall be operated and administered in accordance with such final regulations.

3.	PARTICIPATION IN PLAN

Any Eligible Director of the Company, or an Affiliate, who was a Participant in one of the predecessor plans as of December 31, 2004 shall be eligible to continue participation on and after January 1, 2005. After

January 1, 2005, Directors shall be eligible to join the Plan and become Participants in this Plan (a) effective as of January 1 of the calendar year after completion of a Deferral Election, or (b) within thirty (30) days after being elected a Director of the Company or an Affiliate if a Deferral Election is executed within said thirty (30) day period. The term “Eligible Director” shall mean any Director of the Company or a Director of an Affiliate which has agreed to participate in this Plan.

4.	DEFERRAL ELECTIONS

(a)	Timing of Deferral Election.

A Participant may make an initial election to defer up to one hundred percent (100%) of his or her Eligible Compensation in any calendar year by the completion of an Initial Deferral Election in the form attached as Schedule A hereto, as amended from time to time. After making an initial election, Participants shall thereafter execute annual deferral elections in the form of Schedule B hereto. All such Deferral Elections shall become effective on January 1 of the calendar year following execution; provided, however, that newly-elected Directors may make Initial Deferral Elections for the remainder of the calendar year in which they are initially eligible as long as they so elect in writing within thirty (30) days after being elected a Director of the Company or an Affiliate. The term “Eligible Compensation” shall mean the Eligible Director’s fees paid or accrued by the Company or it Affiliates.

(b)	Filing of Election Form

An Eligible Director must file a Deferral Election prior to the first day of each Plan Year, except for the first Plan Year, in order to become a Participant during such Plan Year. An Eligible Director shall file only one Deferral Election for each Plan Year, and such Deferral Election shall be irrevocable. Such Deferral Election form may not be changed after its effective date and shall remain in effect for the Plan Year for which it is effective; provided, however, that the distribution election may be amended as described in Section 7(b) below and in accordance with Code Section 409A.

(c)	Improper or No Election

An Eligible Director who has not filed a Deferral Election form for a Plan Year, or who files an election form in a manner which does not comply with the terms and conditions herein, shall not become a Participant in the Plan for such Plan Year. Amounts deferred by such Eligible Director in any prior Plan Year shall continue to be recognized and administered as provided herein.

(d)	Vesting

Elective deferrals shall always be 100% vested and non-forfeitable.

5.	COMPANY CONTRIBUTIONS

In addition to the elective deferrals by Participants authorized under Section 4 above, the Company shall be authorized, from time to time, to make non-elective contributions to the Plan on behalf of any Eligible Director, in such amounts and at such times as the Company shall determine. If any such Eligible Director has not previously elected to participate, he or she shall become a Participant upon the crediting of a non-elective contribution on such Participant’s behalf. Such contributions shall be credited to the Deferred Compensation Account of the Participant as provided in Section 6 and shall earn interest or other earnings as provided in Section 6. Non-elective contributions made by the Company shall be recorded separately from elective deferrals, and may be subject to a vesting schedule if so designated by the Company. Such non-elective contributions shall be considered 100% vested unless a vesting schedule is designated at the time of contribution. To the extent vested, non-elective contributions, adjusted for earnings as provided in Section 6, shall be distributed in accordance with the distribution schedule selected by the Participant with respect to the Participant’s elective deferrals, if any, for the Plan Year such non-elective contributions are made by the Company. If no distribution election has been made for the applicable Plan Year, distribution of the non-elective contributions shall be made in accordance with the Default Distribution Schedule described in Section 8 below.

6.	DEFERRED COMPENSATION ACCOUNTS

(a)	Establishment of accounts

The Company shall record elective deferrals and non-elective contributions (hereinafter, collectively, “Deferred Compensation”) credited on behalf of each Participant as bookkeeping entries, (hereinafter the “Account”) for such Participant. The Company shall also credit to each Participant’s Account the applicable investment return based on the investment option designated from time to time.

(b)	Investment of Accounts

Funds credited to each Participant’s Account, if any, may be kept in cash or invested or reinvested in mutual funds, stock (including Camden National Corporation Stock), bonds, securities, annuity contracts, life insurance contracts, or any other assets as the Company may select in its sole discretion, although the Company shall make reasonable efforts to accommodate the investment requests of Participants from time to time. The Company, in its discretion, may utilize a so-called “Rabbi Trust”, as described in Section 12 below, to hold such assets. Notwithstanding, however, this Plan is intended to qualify as an unfunded deferred compensation plan which is categorized as a so-called “top hat plan” under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). Former Participants in the KSB Plan may continue to elect to have their pre-merger account balances, and future bank director fees (but not future director fees from the parent corporation) invested as such contributions were previously invested under Paragraph V of the KSB Plan; provided, however, that if any former KSB Participant elects to utilize other investment options provided by the Company for their bank director fees, such election shall be irrevocable with regard to the amounts involved, and such amounts, as adjusted for earnings, may not be returned to the KSB fixed income option thereafter.

(c)	Funding

Each Participant acknowledges that this “Deferred Compensation Plan” is an unfunded plan as more particularly described in Section 12 below. Participant investment directions shall provide the means of determining the net investment experience credit or debit adjustment to be recorded daily for each respective Participant’s Account. However, nothing in this Plan shall require that any funds be set aside to provide benefits under this Plan, or that any Participant’s investment directions be followed for any purpose other than calculating and recording investment adjustments. Hence, investment directions made under this Plan shall be considered phantom or “deemed” investment directions, rather than directions that control actual investments.

7.	DISTRIBUTION OF DEFERRED COMPENSATION

(a)	Distribution Election and Restrictions

Except as provided in Section 8 below, each Participant shall elect the commencement date for distribution and the distribution schedule at the time of making an Initial Deferral Election. The form to be used for such designation is attached as Schedule A, which is incorporated herein by reference. Distribution may not commence earlier than (i) separation from service, (ii) the date of the Participant’s disability, (iii) the Participant’s death, (iv) a specified distribution date designated in the Deferral Election, or (v) a change of ownership or effective control of the Company or in the ownership of a substantial portion of the assets of the Company. All of the terms used in this Section shall be defined and interpreted in accordance with the final regulations issued under Code Section 409A. Former Participants in the KSB Plan shall be authorized to elect monthly distributions over a period of One Hundred Twenty (120) months as previously allowed under the KSB Plan.

(b)	Changes to Distribution Election

Except for distributions on account of a Participant’s disability or death, a Participant may change the date of distribution of his or her Deferred Compensation, but only if all of the following requirements are met: (i) the distribution payment which is delayed must be deferred for a period of not less than five (5) years from the date such payment would otherwise have been made, (ii) the election to delay such payment must be made not less than 12 months prior to the date of the first scheduled payment, and (iii) such delay or change must be consistent with the final regulations issued under Code Section 409A.

(c)	Distributions to Specified Employees

Notwithstanding the foregoing and any elections made by a Participant, if the Participant is a key employee as defined in Code Section 409A, distributions upon separation from service may not be made earlier than six (6) months after the date of such Participant’s separation in accordance with Code Section 409A(a)(2)(B)(i) and the regulations thereunder.

(d)	De Minimis Cashouts

Notwithstanding any distribution election made by a Participant on his or her Deferral Elections referenced in this Section and in Section 8 below, if a Participant separates from service with the Company and its Affiliates, and the Participant’s entire account balance under this Plan totals less than Fifty Thousand Dollars ($50,000), the entire balance of said Participant’s Deferred Compensation Account shall be distributed to him or her in one lump sum on or before the later of (i) December 31 of the calendar year in which occurs the Participant’s separation from service, or (ii) 2 1/2 months after the date of said separation from service.

(e)	Distributions Upon Change of Control Without Assumption of Plan by Successor Entity.

This Plan shall automatically terminate and distributions hereunder shall commence in the event that a 409A Change of Control occurs and the resulting successor to the Company does not assume the terms of this Plan. A 409A Change of Control will occur if an event or events occur which constitute (i) a change of ownership of the Company, (ii) an effective Change of Control of the Company, or (iii) a change in the ownership of a substantial portion of the assets of the Company, all as defined in Code Section 409A and the final regulations. If the Plan Administrator declares that a 409A Change of Control has occurred and the successor does not assume this Plan, the Participant Accounts shall be distributed as if the Participant had incurred a separation from service on the date of such 409A Change of Control and distributions shall be made in accordance with the distribution elections then in effect; provided, however, that this provision shall be administered so as to comply with Code Section 409A and the final regulations thereunder. If a 409A Change of Control occurs and the Plan is not assumed by the successor entity, and the Plan Administrator determines that it is necessary to comply with Section 1.409A-3(h)(2)(viii)(B) of the Proposed Regulations, or its successor section, distributions to Participants will be accelerated so as to be completed within 12 months of the date of termination of this Plan. If a 409A Change of Control occurs, and the successor to the Company assumes this Plan, the Plan shall continue to operate and shall not be terminated as provided above.

8.	NEW ELECTIONS ON OR BEFORE DECEMBER 31, 2006

Notwithstanding any prior distribution elections made by a Participant under the Plan, each Participant shall execute a payment distribution election applicable to his or her deferred compensation balance on or before December 31, 2006; provided, however, that no new payment election can be made which would change any payment due in 2006 or cause payments to be made in 2006. The New Distribution Election shall be in the form attached hereto as Schedule C. Such election shall designate, in conformance with the applicable rules under Code Section 409A, the specified starting date and/or the distribution payment period as the Participant shall so elect, and shall apply to all amounts deferred by the Participant under the Plan. If a Participant fails to deliver a new payment election on or before December 31, 2006, the Participant shall be deemed to have elected a lump sum distribution, payable upon the first to occur of the following: (a) the date the Participant becomes disabled (as defined under Code Section 409A), (b) the date of the Participant’s death, or (c) January 1 of the calendar year following the Participant’s separation from service from the Company. This distribution scheme shall be deemed to be the Default Distribution Schedule. Notwithstanding the foregoing, no distribution under a schedule elected by any Participant or under the Default Distribution Schedule may occur prior to the expiration of the waiting period applicable to key employees of a corporation with publicly-traded securities as specified in Code Section 409A(a)(2)(B)(i). Distributions under a New Distribution Election or the Default Distribution Schedule may only be deferred or accelerated in accordance with the final regulations issued under Code Section 409A.

9.	DEATH OF PARTICIPANT

(a)	Death Prior to Distribution Commencement

In the event of the death of a Participant prior to commencement of distribution, or prior to his or her separation from service date, distribution of the Deferred Compensation hereunder shall commence to be paid to the Beneficiary or Beneficiaries designated by the Participant under Section 10 below within ninety (90) days of the Participant’s date of death following the distribution schedule elected by the Participant on his or her Deferral Election forms referenced in Sections 7 and 8 above. If the Participant has not designated a Beneficiary, or the designated Beneficiary has predeceased the Participant, the Deferred Compensation hereunder shall be paid in one lump sum payment to the Participant’s Estate not later than ninety (90) days after the death of the Participant.

(b)	Death Subsequent to Commencement of Distributions

In the event of the death of a Participant after distributions have commenced, the unpaid balance of the Deferred Compensation hereunder shall continue to be distributed to the Beneficiary or Beneficiaries designated by the Participant as provided in Section 10 below following the same distribution schedule applicable to the Participant prior to his or her death. If the Participant has not designated a Beneficiary, or if the Beneficiary has predeceased the Participant, the balance of the Participant’s Deferred Compensation shall be paid to the Participant’s Estate within ninety (90) days of the date of the Participant’s death.

10.	BENEFICIARY DESIGNATION

The Participant may designate a Beneficiary or Beneficiaries to receive benefits hereunder in accordance with Section 9. The Participant shall make such election on a beneficiary designation form provided by the Plan Administrator. Such form must be filed with the Plan Administrator as the Plan Administrator shall, in its discretion, require. The Participant may revoke or change such beneficiary election at any time prior to the commencement of benefits as provided in Section 9, provided that such beneficiary election form is duly filed with the Plan Administrator.

11.	2005 TERMINATION ELECTIONS

Certain Participants in this Plan elected to terminate participation and receive a distribution from the Plan in 2005 in accordance with the transitional guidance under Code Section 409A, specifically Q&A #20 of IRS Notice 2005-1, and the 2005 Transitional Amendment to this Plan. Such Participants shall thereafter be allowed to rejoin the Plan for Plan Years after 2005 in accordance with the participation requirements provided above, if they remain Eligible Directors.

12.	CONTRACTUAL OBLIGATION

Notwithstanding any other provision herein to the contrary, this Plan and the payments required hereunder shall constitute a mere contractual promise of the Company to provide the benefit payments to the Participant in the future. The obligations of the Company hereunder shall, at all times, be general obligations of that organization. The Participant shall have the status of a general unsecured creditors of the Company with regard to the Deferred Compensation specified herein. Notwithstanding, the Company may elect to provide that its obligations hereunder may be paid from a certain trust, either currently in existence or hereafter established, of the type often referred to as a “Rabbi Trust”. Such Rabbi Trust and any assets held by such Rabbi Trust shall conform to the terms of the so-called “model trust” as specified in IRS Rev. Proc. 92-64. If the assets in said Rabbi Trust are insufficient to satisfy the Company’s obligations hereunder, or if the Company decides not to make payments from the Rabbi Trust, the obligation of the Company to each Participant shall be paid from the general assets of the Company.

13.	INTEREST NON-ASSIGNABLE

Each Participant’s rights to Deferred Compensation under this Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors of the Participant.

14.	COMMUNICATIONS

Any notice or communication required of the Company with respect to this Plan shall be made in writing and may either be delivered personally or sent by First Class mail, as the case may be to the Company at the following address:

Clerk

Camden National Corporation

Two Elm Street

Camden, ME 04843

Each party shall have the right by written notice to change the place to which any notice may be addressed.

15.	CLAIMS PROCEDURE

(a) The Participant (or his beneficiary in the case of the Participant’s death), may make a claim for benefits in writing to the Company within one (1) year of the failure of the Company to make any payment or credit any deferral or interest as provided herein. Such claim shall be reviewed by the Company. If the claim is approved or denied, in whole or in part, the Company shall provide a written notice of approval or denial within sixty (60) days of the Company’s receipt of the notice of the claim. In the case of denial, the notice shall set forth the specific reason for the denial; specific reference to the provisions of the Plan upon which the denial is based; any additional material or information necessary to perfect the claim and an explanation of why such material or information is necessary; and a description of the plan’s review procedures and the time limits applicable to such procedures (including a statement of the Participant’s right to bring a civil action under ERISA Section 502(a) following a denial of the claim upon subsequent review). If the claim is not approved or denied within such sixty (60) days, the claim will be deemed denied.

(b) If a claim is denied and a review is desired, the Participant (or his Beneficiary in the case of the Participant’s death) shall notify the Company of his or her request for a review in writing within sixty (60) days of the date the claim is denied. The Participant, his Beneficiary, or his duly authorized representative, may review this Plan and any documents relating to the claim and submit any written issues and comments he or she may feel appropriate within thirty (30) days of his or her notice of request for review. In its sole discretion, the Company shall then review the claim, and any written issues and comments submitted by or on behalf of the Participant, and provide a written decision within sixty (60) days of the later of the Company’s receipt of the notice of request for review or the submission of such written issues and comments. This decision likewise shall state the specific reasons for the denial; reference to the specific provisions of the Plan on which the decision is based; a statement that the Participant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claim for benefits; and a statement of the Participant’s right to bring an action under ERISA section 502(a).

16.	ENTIRE AGREEMENT

This Plan constitutes the entire agreement between the parties with respect to the subject matter hereof.

17.	CONTROLLING LAW

This Plan document shall supersede any other versions of this Plan and shall be interpreted and enforced in accordance with the laws of the State of Maine, except to the extent that such laws may be preempted by any Federal statute.

18.	INTERPRETATION

This Plan is intended to qualify as a so-called non-qualified deferred compensation plan subject to Code Section 409A, and it shall be administered and interpreted so as to comply therewith, including being administered in good faith compliance with Notice 2005-1 and the Proposed Regulations issued under Code Section 409A. The Plan shall be deemed automatically amended, as necessary, to (i) comply with applicable statutory and regulatory changes which mandatorily apply to non-qualified deferred compensation plans under Code Section 409A after the adoption of this Plan, and (ii) prevent any Participant from being subject to tax and/or interest under Code Section 409A. Any reference to a particular section of the Code herein shall be interpreted to refer to any successor or replacement section of the Code.

19.	TITLES AND CAPTIONS

The section and paragraph titles and captions contained herein are for convenience only and shall not be held to explain, modify, amplify or aid in the interpretation, construction or meaning of the provisions of this Plan.

20.	AMENDMENTS

This Plan may not be amended except by an instrument in writing executed by the Company, provided that no amendment that adversely affects the Participant’s rights or interest under the Plan shall take effect unless the Participant consents thereto in writing, and no amendment shall be adopted in violation of Code Section 409A.

21.	TERMINATION

The Company has established the Plan with the bona fide intention and expectation that it will be continued indefinitely, but the Company shall have no obligation whatsoever to maintain the Plan for any given length of time and may discontinue or terminate the Plan at any time. If the Plan is discontinued, all Deferral Elections shall terminate, and the Participants shall receive their benefits as provided herein. Any such termination shall be accomplished in accordance with the provisions of the final Treasury Regulations issued under Code Section 409A.

22.	PLAN YEAR

The Plan Year for this Plan shall be the calendar year, commencing January 1 of each calendar year and ending on December 31 of said calendar year.

23.	MISCELLANEOUS

This Plan shall be binding upon and inure to the benefit of the Company, its successors and assigns, and the Participants, and their Beneficiaries, heirs, executors, administrators and legal representatives. The “Plan Administrator” of this Plan shall be the Company.

IN WITNESS WHEREOF, the Company has caused this Plan to be executed by its duly authorized Chief Executive Officer as of the date first above written.

CAMDEN NATIONAL CORPORATION

By:
Robert W. Daigle, President & CEO

Schedule A

Camden National Corporation

Directors Deferred Compensation Plan

(As Amended and Restated in 2006)

INITIAL DEFERRAL ELECTION FOR

[YEAR]

SECTION I. – Participant Information

Last Name	First Name	MI

SECTION II. – Deferral Election

I hereby elect to defer the following amount or amounts under the Camden National Corporation Directors Deferred Compensation Plan:

Amount:	% of Director Compensation for calendar year
(Check select one)	$ per month from Director Compensation

SECTION III. – Distribution Election

I hereby elect the following distribution schedule under Section 7 of the Amended and Restated Plan relative to my Deferred Compensation for this year:

Commencement date:	Upon Termination of Plan participation
(check one)	January 1st of calendar year following Termination of Plan participation
Specific month/year:

Distribution schedule:	Lump sum payment
(check one)	Annually for a period of 5 years
Annually for a period of 10 years

SECTION IV. – Acknowledgment

I understand that this Deferral Election is irrevocable for the applicable calendar year. I also understand that any change in the distribution election in the future must be in accordance with Code Section 409A. Such a change must be made in writing at least twelve (12) months prior to the date of the first scheduled payment, and shall not be effective earlier than twelve (12) months after the modification is made. Additionally, such modification must extend the deferral period for a period of at least five (5) additional years from the date the distribution was scheduled to begin.

Participant Signature

Date

Schedule B

Camden National Corporation

Directors Deferred Compensation Plan

(As Amended and Restated in 2006)

ANNUAL DEFERRAL ELECTION FOR

[YEAR]

SECTION I. – Participant Information

Last Name	First Name	MI

SECTION II. – Deferral Election

I hereby elect to defer the following amount or amounts under the Camden National Corporation Directors Deferred Compensation Plan:

Amount:	% of Director Compensation for calendar year
(Check select one)	$ per month from Director Compensation

SECTION III. – Distribution Election

Amounts deferred hereunder shall be distributed in accordance with the distribution election contained in the Participant’s Initial Deferral Election (Schedule A); provided, however, that distributions for Directors in the Plan in 2006 shall be made in accordance with the New Distribution Election form executed in 2006 (Schedule C).

SECTION IV.—Acknowledgment

I understand that this Deferral Election is irrevocable for the applicable calendar year. I also understand that any change in the distribution election in the future must be in accordance with Code Section 409A. Such a change must be made in writing at least twelve (12) months prior to the date of the first scheduled payment, and shall not be effective earlier than twelve (12) months after the modification is made. Additionally, such modification must extend the deferral period for a period of at least five (5) additional years from the date the distribution was scheduled to begin.

Participant Signature

Date

Schedule C

Camden National Corporation

Directors Deferred Compensation Plan (As Amended and Restated in 2006)

NEW DISTRIBUTION ELECTION (On or Before December 31, 2006)

SECTION I. – Participant Information

Last Name	First Name	MI

SECTION II. – One-Time Option to Make a New Distribution Election

I certify that I have received and read the Amended and Restated Plan document, allowing any Participant a one-time election to change his or her payment election by delivery of a new payment election to the Company on or before December 31, 2006; provided, however, that no new payment election can be made after December 31, 2005 which would change any payment due in 2006 or cause payments to be made in 2006. Such election may change the specified starting date and/or the distribution payment period as the Participant shall so elect, and shall apply to all amounts deferred by such Participant under the Plan as of the date specified. Any Participant who fails to deliver a new payment election as provided in Section 8 of the Plan shall receive all prior Deferred Compensation under the Default Distribution Schedule which provides for a lump sum payment upon separation from service, death or disability.

SECTION III. – Distribution Election

I hereby intend to invoke my one-time election under Section 8 of the Amended and Restated Plan to change any prior payment election on file relative to the balance in my Deferred Compensation Account as follows:

Commencement date:	Upon Termination of Plan participation
(check one)	January 1st of calendar year following termination of Plan participation
Specific month/year:

Distribution schedule:	Lump sum payment
(check one)	Annually for a period of 5 years
Annually for a period of 10 years
Monthly for a period of 120 months (only available for prior participants under the KSB Plan)

SECTION IV. – Authorization

I authorize the Company to effect the change in any prior payment election specified on this form for all of my prior deferred compensation. Any modification or revocation of this Election in the future must be in accordance with Code Section 409A. It must be made in writing at least twelve (12) months prior to the date of the first scheduled payment, and shall not be effective earlier than twelve (12) months after the modification is made. Additionally, such modification shall extend the deferral period for a period of at least five (5) additional years from the date the distribution was scheduled to begin. I understand that my elections will remain in effect until I submit a change according to the provisions of the Plan and Code Section 409A, and that any modification to accelerate the distribution is prohibited.

Participant Signature

Date